Exhibit 10.1

Form of

CONVERSION AGREEMENT

Alluvial Gold Forward Sales Contract

This Conversion Agreement (this “Agreement”), dated __________, is entered into by and between Goldrich Mining Company, an Alaska corporation (the “Company”), and ____________, [a corporation/an individual] (the “Holder”).

RECITALS

WHEREAS, the Company and the Holder entered into that certain Alluvial Gold Forward Sales Contract dated ____________ (the “Sales Contract”) pursuant to which the Company agreed to deliver Alluvial Gold (as defined in the Sales Contract) to the Holder at a specified Delivery Date (as defined in the Sales Contract); and

WHEREAS, the Company was not able to meet its requirement to deliver to the Holder the Required Quantity (as defined in the Sales Contract) of Alluvial Gold by the Delivery Date; and

WHEREAS, pursuant to the Holder’s rights upon an Event of Default (as defined in the Sales Contract) by the Company in Section 5.02 of the Sales Contract, as remedy in full for the failure of the Company to deliver the Required Quantity of Alluvial Gold, the Holder may elect to terminate the Sales Contract and, upon such termination, the Company would be obligated to pay to the Holder an amount equal to the Index Price (as defined in the Sales Contract) of any Deficiency Quantity (as defined in the Sales Contract) on the next business day after the termination date;

WHEREAS, in lieu of a cash payment upon termination of the Sales Contract, the Holder has elected to convert the Index Price of the Deficiency Quantity and all other amounts owing by the Company to the Holder pursuant to the terms of the Sales Contract (as calculated on Schedule A hereto, the “Deficiency Amount”) into __________ shares of common stock of the Company (the “Conversion Shares”), representing a conversion rate of $0.1575 per Share.

NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and agreements of the parties contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Terms of the Conversion.

1.1.

Conversion of Deficient Quantity; Issuance of Shares.  Subject to the terms and conditions of this Agreement, the Holder hereby elects to convert the Deficiency Amount owed by the Company to the Holder into the Conversion Shares and the Company agrees to issue to the Holder the Conversion Shares.

1.2

Closing.  The conversion of the Deficiency Amount and the issuance of the Conversion Shares shall take place on ____________, or such other date as the parties may agree upon in writing upon satisfaction of the conditions to closing provided in Sections 2 and 3 hereof (the “Closing Date”).

1.3

Satisfaction of Sales Contract; Termination.  The Holder acknowledges and agrees that upon receiving the Conversion Shares, all amounts due and payable by the Company to the Holder pursuant to the terms of the Sales Contract, including the Deficiency Quantity and all amounts due and payable to the Holder as a result of the Event of Default by the Company, shall be considered paid in full, the Sales Contract shall be immediately terminated and the Company shall have no further obligations to the Holder thereunder.

1.4

Release.  The Holder further acknowledges that by converting the Deficiency amounts owed into the Shares, the Holder will be deemed to have released the Company and its affiliates, officers, directors, employees and agents with respect to any and all claims, rights, demands, elections or any similar causes of actions arising from or related to the Sales Contract or any amounts owed thereunder.  The Holder expressly consents that the above release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to the unknown and unsuspected claims, demands and causes of action hereinabove specified

1.5

Release of Security Interests.  The Holder hereby agrees to cancel, terminate and release any and all security interests, liens and other encumbrances held by or for the benefit of the Holder in or on the assets or other property of the Company granted to the Holder pursuant to the Sales Contract, including the Holder’s security interest in the Alluvial Gold recovered from the Designated Properties (as defined in the Sales Contract) (collectively, the “Security Interests”).  The Holder agrees to execute and deliver such instruments and documents (including UCC-3 filings) and take such other action the Company deems reasonably necessary or advisable to effect the complete release of all Security Interests.

SECTION 2.

Conditions Precedent to the Holder’s Obligation to Close

The Holder’s obligation to convert the Deficiency Amount, release the Company, and to take the other actions required to be taken by the Holder pursuant to this Agreement is subject to the satisfaction, or waiver, of the following conditions:

2.1

The representations and warranties of the Company made in this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though then made.

2.2

The Company shall have duly performed and complied with all of the obligations that the Company is required to perform or to comply with pursuant to this Agreement on or prior to the Closing Date.

SECTION 3.

Conditions Precedent to the Company’s Obligation to Close

The Company’s obligation to issue the Conversion Shares and to take the other actions required to be taken by the Company pursuant to this Agreement is subject to the satisfaction, or waiver, of the following conditions:

3.1

The representations and warranties of the Holder made in this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though then made.

3.2

The Holder shall have duly performed and complied with all of the obligations that the Holder is required to perform or to comply with pursuant to this Agreement on or prior to the Closing Date.

SECTION 4.

Representations and Warranties of the Holder.

4.1

The Holder represents and warrants to the Company, as of the date hereof and as of the Closing Date that:

(a)

The execution, delivery and performance by Holder of this Agreement, and the consummation of the transactions contemplated hereby are within the powers of Holder and have been or will have been duly authorized by all necessary action on the part of Holder, and that this Agreement constitutes a valid and binding agreement of Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)

The execution, delivery and performance by Holder of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of Holder.

(c)

The Holder has never endorsed, delivered, transferred, assigned or otherwise disposed of any interest in the amounts owed by the Company to the Holder pursuant to the Sales Contract in any manner that would give any other person any interest therein and the Holder’s interests and rights in the Sales Contract are free and clear of any encumbrances, including, without limitation, any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, transfer, receipt of income, or exercise of any other attribute of ownership.

(d)

There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of Holder who might be entitled to any fee or commission from Company or Holder upon consummation of the transactions contemplated by this Agreement.

(e)

The Holder has received all the information it considers necessary or appropriate to determine whether to convert the Deficiency Amount into the Conversion Shares pursuant to this Agreement. The Holder acknowledges (i) the Company has not made any representation or warranty, express or implied, except as set forth herein, regarding any aspect of the conversion of the Deficiency Amount, the operation or financial condition of the Company or the value of the Conversion Shares, (ii) that it is not relying upon the Company in making its decision to convert the Deficiency Amount into the Conversion Shares pursuant to this Agreement and (iii) that the Company is relying upon the truth of the representations and warranties in this Section 4 in connection with the conversion of the Deficiency Amount into the Conversion Shares hereunder.

(f)

The Holder has had an opportunity to review the federal, state and local tax consequences of the conversion of the Deficiency Amount into the Conversion Shares and the transactions contemplated by this Agreement with its own tax advisors. The Holder is relying solely on such advisors and not on any statements or representations of the Company.

SECTION 5.

Representations and Warranties of the Company.

5.1

Company represents and warrants to the Holder, as of the date hereof and as of the Closing Date, that:

(a)

The execution, delivery and performance by Company of this Agreement, and the consummation of the transactions contemplated hereby and thereby are within the powers of Company and have been or will have been duly authorized by all necessary action on the part of Company, and that this Agreement constitutes a valid and binding agreement of Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)

The execution, delivery and performance by Company of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of Company.

(c)

The execution, delivery and performance by Holder and Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) violate the articles of incorporation or bylaws of Company, (ii) violate any material agreement to which Company is a party or by which Company or any of its property or assets is bound, (iii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to Company,.

(d)

The Conversion Shares, when issued upon conversion of the Deficiency Amount in accordance with this Agreement, will be duly authorized and duly and validly issued, fully-paid and non-assessable, free and clear of all encumbrances, liens, equities or claims.

(e)

There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of Company who might be entitled to any fee or commission from Company or Holder upon consummation of the transactions contemplated by this Agreement.

(f)

Upon the consummation of the transactions contemplated hereby and thereby the Company shall make all required disclosures on a timely basis, provided however, that if the Company determines that disclosure of the transactions requires disclosure on Form 8-K such disclosure shall be made within (4) business days of the consummation of the transactions contemplated by this Agreement.

SECTION 6.

Exempt Transaction and Transfer Restrictions.

6.1

The Holder understands and acknowledges that the Conversion Shares have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws and that the conversion of the Deficiency Quantity for the Conversion Shares hereby is intended to be exempt from such registration requirements pursuant to Section 3(a)(9) of the Securities Act and similar exemptions from state securities laws, which exemptions depends upon, among other things, the accuracy of the Holder’s representations expressed herein.

6.2

The Holder understands that the Conversion Shares are “restricted securities,” as such term is defined under Rule 144 of the Securities Act, and may not be offered, sold, transferred, pledged, or hypothecated to any person in the absence of registration under the Securities Act or an opinion of counsel satisfactory to the Company that registration is not required.  Without limiting the generality or application of any other covenants, representations, warranties or acknowledgements of the Holder respecting resale of the Conversion Shares, if the Holder decides to offer, sell or otherwise transfer any of the Conversion Shares, it will not offer, sell or otherwise transfer any of such Conversion Shares, directly or indirectly, unless:

(i)

the sale is to the Company;

(ii)

the sale is made outside the United States in a transaction satisfying the requirements of Regulation S under the Securities Act and in compliance with applicable local laws and regulations;

(iii)

the sale is made pursuant to the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws;

(iv)

the Conversion Shares are sold in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel to that effect, which opinion and counsel shall be reasonably satisfactory to the Company; or

(v)

the Conversion Shares are registered under the Securities Act and any applicable state laws and regulations governing the offer and sale of such Conversion Shares, and the Holder understands that the Company may instruct its registrar and transfer agent not to record any transfer of the

Conversion Shares without first being notified by the Company that it is satisfied that such transfer is exempt from or not subject to the registration requirements of the Securities Act and applicable state securities laws.

The Holder acknowledges that the Conversion Shares will bear a legend restricting transfer pursuant the above restrictions unless the Holder provides the Company with an opinion of legal counsel of recognized standing to the effect that the legend is no longer required under the provisions of the Securities Act.

6.3

The Holder represents and warrants to the Company that to the knowledge of the Holder, no commission or other remuneration has been or will be paid or given, directly or indirectly, for soliciting the transactions contemplated hereby.

SECTION 7.

Miscellaneous.

7.1

Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Alaska, without regard to conflicts of laws principles.

7.2

Entire Agreement.  This Agreement and the exhibits and other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein.

7.3

Survival.  All covenants, agreements, representations and warranties made by the Company and the Holder herein shall survive the execution of this Agreement, the delivery to the Holder of the Shares being purchased and the payment therefor.

7.4

Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

7.5

Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered, delivered by facsimile telephone transmission, delivered by express delivery service (such as Federal Express), or mailed first class U.S. mail, postage prepaid, addressed as follows:

a.

If to the Company:

Goldrich Mining Company

2607 Southeast Blvd., Suite B211

Spokane, WA 99223

Attention: William V. Schara, President

Telephone No.: (509) 535-7367

Fax No.: (509) 695-3289

E-mail:wschara@goldrichmining.com

With a copy to:

Jason K. Brenkert

Dorsey & Whitney LLP

Republic Plaza Building, Suite 4700

370 17th Street

Denver, CO 80202-5647

b. If to the Holder:

(or to such other address as any party shall specify by written notice so given), and shall be deemed to be effective upon receipt.

7.6

Further Assurances.  Each Party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

7.7

Authority.  Each Party represents and warrants to the other Parties that the execution and delivery of the Agreement and the performance of such Party’s obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

7.8

Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one instrument, and may be delivered by facsimile transmission.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of first mentioned above.

GOLDRICH MINING COMPANY

By:___________________________________

William V. Schara

President

[THE HOLDER]

By: ________________________________

Name:

Title:

EXHIBIT A

CALCULATION OF DEFICIENCY QUANTITY

AND

NUMBER OF CONVERSION SHARES

Holder:
Contract Date:
Prepaid Price	A	xxxxxxxx
Initial Index Price	B	xxxxxxxx
Discount to Initial Index Price	C	73%
Sales Price of Fine Gold $/oz	D = B x C	xxxxxxxx
Required Quantity of Alluvial Gold (ounces)	E = A/D	xxxxxxxx
Fineness of Alluvial Gold	F	87%
Equivalent Quantity of Fine Gold (ounces)	G = E x F	xxxxxxxx
Gold Delivered	H	0
Deficiency Quantity (fine gold oz)	I = G - H	xxxxxxxx
Delivery Date Index Price	J	$1,344.92
Deficiency Amount	K = I x J	xxxxxxxx

Share Price on Delivery Date (Nov 1, 2010)	L	$0.21
Discount to Share Price	M	25%
Discounted Share Price	N = L x (1-M)	$0.1575

Number of Conversion Shares	O = K/N	xxxxxxxx